Exhibit 10.29

MIDDLEFIELD BANC CORP.

2017 OMNIBUS EQUITY PLAN

STOCK AWARD AGREEMENT

1.    Number of Shares Awarded. Middlefield Banc Corp. (“Middlefield”), an Ohio corporation, hereby awards to                  (the “Participant”) the right to become the owner of                  shares of Middlefield common stock if the terms and conditions of this Stock Award Agreement are satisfied, subject to a potential increase to as many as                  shares (125% maximum) based on satisfaction of the performance conditions of section 3 (b). The number of shares awarded will be adjusted by the Plan Committee to account for stock dividends, stock splits, or other changes in capital structure. The Participant is not and will not be the owner of the shares and the shares are not and will not be outstanding until the date when the conditions to the Participant’s entitlement to the shares are satisfied, as provided in section 3. This award is subject to the terms and conditions of the 2017 Omnibus Equity Plan and this Stock Award Agreement. Terms that are defined in the 2017 Omnibus Equity Plan are used in this Stock Award Agreement as they are defined in the 2017 Omnibus Equity Plan. By entering into this Stock Award Agreement the Participant agrees to the post-employment restrictions of section 14.

2.    Date of the Award. The date of this Stock Award Agreement is March 1, 2019.

3.    The Award is Conditional and is Subject to Forfeiture. The award and the Participant’s right to become the owner of the shares are subject to two conditions, are subject to forfeiture if the conditions are not satisfied, and will not be considered vested until the conditions are satisfied or waived. The two conditions consist of a service condition and a performance condition.

(a)    Service condition. To become owner of the shares awarded by section 1 the Participant must maintain continuous employment with Middlefield or a Related Entity for three years after the date of this Stock Award Agreement, except in the case of termination within three years occurring because of death or disability and except for a Change in Control occurring within three years after the date of this Stock Award Agreement.

(1)    Continuous employment for three years. If the Participant maintains continuous employment with Middlefield or a Related Entity until the third anniversary of the date of this Stock Award Agreement, the portion of the shares awarded by section 1 for which the performance conditions of section 3(b) are satisfied will be vested and non-forfeitable, the Participant will be the owner of the vested shares, and the Participant will then possess all right, title, and interest in the shares.

(2)    Exception for death or disability. If the Participant’s employment ends before the third anniversary because of death or disability, the service condition will be waived and the Participant or the Participant’s estate or designated beneficiary will be entitled to and vested in a portion of the shares awarded under section 1 based on the degree to which the performance conditions stated in section 3(b) are satisfied on the date of the Participant’s death or the date on which the Participant’s employment terminated because of disability. For purposes of this Stock Award Agreement the term “disability” means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (x) the Participant is unable to engage in any substantial gainful activity, or (y) the Participant is receiving income replacement benefits for a period of at least three months under an accident and health plan of the employer. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of Middlefield or Related Entity. Upon request of the Plan Committee, the Participant must submit proof to the Plan Committee of the Social Security Administration’s or provider’s determination.

(3)    Exception for a Change in Control. If a Change in Control occurs before the third anniversary, the service condition will be waived, the performance condition of section 3(b) will be waived, and when the Change in Control occurs the Participant will be entitled to and vested in the shares awarded under section 1 (i.e., the number of shares first stated in section 1, not the 125% to which the award may be increased), provided the Participant remains employed by Middlefield or Related Entity on that date.

(4)    Effect of failure to satisfy the service condition; Plan Committee’s right to waive conditions to vesting. If the Participant does not maintain continuous employment with Middlefield or a Related Entity until the third anniversary of the date of this Stock Award Agreement the section 1 award shall be forfeited in its entirety as of the date the Participant’s employment terminates, except as provided in section 3 (a) (2) for termination because of death or disability and except as provided in section 3(a)(3) for a Change in Control. In its sole discretion, however, the Plan Committee may elect to accelerate the Participant’s vesting in and right to all or a portion of the award when the Participant’s employment terminates, waiving in whole or in part the service condition of section 3(a), the performance condition of section 3 (b), or both.

(b)    Performance condition. In addition to the service condition of section 3(a), to become owner of and vested in the shares awarded by section 1 the performance conditions of this section 3(b) must be satisfied, except as provided in section 3(a)(3) in the case of a Change in Control. The performance condition that must be satisfied to become the owner of and vested in 100% of the shares awarded by section 1 is achievement of an annual average total shareholder return of 10.00% or more in the three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 (or on the date of employment termination if employment terminates because of death or disability), which is referred to hereinafter as the “performance period.” Total shareholder return means the change in the closing price of Middlefield common stock on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing price on the final trading day of the preceding year, and taking into account cash dividends during the period. If the annual average total shareholder return for the performance period is positive but less than the goal of 10.00%, the Participant will become owner of and vested in a percentage of the shares awarded by section 1 equal to the percentage achievement of the 10.00% goal. Shares will be rounded to the nearest whole number. No fractional shares will be issued. If the annual average total shareholder return for the performance period is negative, the Participant will forfeit all shares awarded. If the annual average total shareholder return for the performance period exceeds 10.00%, the number of shares awarded will increase based on the percentage excess of average annual total shareholder return over the 10.00% goal, up to a maximum of 125%. Exhibit A contains an illustration of the calculation of average total shareholder return.

(c)    Plan Committee determinations. The Plan Committee has exclusive authority to perform all calculations that are necessary and exclusive authority to make all determinations that are necessary under this Stock Award Agreement, including but not limited to calculating closing prices, annual return, and average annual total shareholder return. The Plan Committee may delegate its authority. Actions of the Plan Committee are final and binding. To prevent dilution or enlargement of the benefit intended to be granted to the Participant by this Stock Award Agreement, the Plan Committee will modify the award of shares under section 1 and total shareholder return calculations under section 3(b) to account for stock dividends, stock splits, and other changes in capitalization occurring during the performance period.

4.    The Shares Are Not Transferable While Subject to Forfeiture. Until the shares awarded by section 1 become vested and non-forfeitable under section 3, the Participant is not the owner of and is not permitted to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares. Until that time, Middlefield is entitled to disregard any attempt by the Participant to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares, and any such sale, transfer, pledge, assignment, or other alienation or hypothecation is void and of no force or effect.

5.    Rights as a Stockholder. Until the conditions of section 3 are satisfied the Participant will have none of the associated rights of a stockholder under Ohio law and Middlefield’s Articles of Incorporation and Code of Regulations. Until the conditions of section 3 are satisfied the Participant will not be entitled to exercise voting power and will not be entitled to cash dividends declared by Middlefield’s board of directors.

6.    The 2017 Omnibus Equity Plan Governs. The award of shares and this Stock Award Agreement are subject to the terms and conditions of the 2017 Omnibus Equity Plan, as well as any rules of the Plan Committee under the 2017 Omnibus Equity Plan. The Participant acknowledges having received a copy of the 2017 Omnibus Equity Plan. The Participant is familiar with the terms and provisions of the 2017 Omnibus Equity Plan and accepts this award subject to all the terms and provisions of the 2017 Omnibus Equity Plan. The Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of Middlefield’s board of directors or Plan Committee having to do with the 2017 Omnibus Equity Plan or this Stock Award Agreement.

7.    Certificates. Provided book entry registration is allowed by Middlefield’s Articles of Incorporation and Code of Regulations, Middlefield may record the Participant’s ownership of the shares using a book entry system rather than issuing certificates. If certificates are issued, they will bear any restrictive legends that Middlefield considers necessary or desirable.

8.    Entire Agreement. This Stock Award Agreement and the 2017 Omnibus Equity Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties concerning the subject matter and constitute the sole agreement between the parties relating to the subject matter. All prior negotiations and agreements between the parties concerning the subject matter of this Stock Award Agreement are merged in this Stock Award Agreement. Each party to this Stock Award Agreement acknowledges that no representations, inducements, promises, or agreements concerning the shares have been made by any party or by anyone acting on behalf of any party that are not contained in this Stock Award Agreement or in the 2017 Omnibus Equity Plan. Each party acknowledges that any agreement, statement, or promise concerning the shares that is not contained in this Stock Award Agreement or the 2017 Omnibus Equity Plan is not valid, is not binding, and is of no force or effect.

9.    Modification. Middlefield may change or modify this Stock Award Agreement without the Participant’s consent or signature if in its sole discretion Middlefield determines that the change or modification is necessary to comply with or to be exempt from the requirements of the Internal Revenue Code of 1986, including but not limited to section 409A of the Internal Revenue Code of 1986 or any regulations or other Department of Treasury guidance of general application issued under the Internal Revenue Code of 1986. Middlefield may amend the 2017 Omnibus Equity Plan to the extent permitted by the 2017 Omnibus Equity Plan. The Plan Committee also may modify the award as provided in section 3.

10.    Headings. The headings in this Stock Award Agreement are solely for convenience of reference and do not affect the interpretation of this Stock Award Agreement.

11.    Notice. All written notices, requests, and other communications hereunder will be duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to Middlefield, notice must be given to Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062, Attention: Chief Financial Officer, or to such other address as Middlefield designates to the Participant in writing. If to the Participant, notice must be given to the Participant at the Participant’s address appearing on the signature page of this Stock Award Agreement, or to such other address as the Participant designates to Middlefield.

12.    Taxes. The Participant is hereby advised to consult immediately with his or her own tax advisor about the tax consequences of this Stock Award Agreement, the method and timing for filing an election to include this award in income under section 83(b) of the Internal Revenue Code of 1986, and the tax consequences of that election. By executing this Stock Award Agreement, the Participant agrees that if the Participant makes an election to include the award in income under section 83(b) of the Internal Revenue Code of 1986, the Participant will provide Middlefield with written notice of the election in accordance with the regulations under section 83(b) of the Internal Revenue Code of 1986.

13.    No Registration Rights. The Participant acknowledges and agrees that Middlefield and its Related Entities have no obligation to register the Participant’s offer and sale of the shares awarded under this Stock Award Agreement under the Securities Act of 1933 or the securities laws of any state.

14.    Post-employment restrictions. The restrictions in this section 14 have been negotiated, presented to, and accepted by the Participant contemporaneous with the offer and acceptance by the Participant of this Stock Award Agreement.

(a)    Promise of no solicitation. The Participant promises and agrees that during the Restricted Period (as defined below) and in the Restricted Territory (as defined below) the Participant will1:

(1)    not directly or indirectly solicit or attempt to solicit any Customer (as defined below) to accept or purchase Financial Products or Services (as defined below) of the same nature, kind, or variety as provided to the Customer by Middlefield or a Related Entity during the two years immediately before the Participant’s employment termination with Middlefield or a Related Entity,

(2)    not directly or indirectly influence or attempt to influence any Customer, joint venturer, or other business partner of Middlefield or a Related Entity to alter that person or entity’s business relationship with Middlefield or the Related Entity in any respect, and

(3)    not accept the Financial Products or Services business of any Customer or provide Financial Products or Services to any Customer on behalf of anyone other than Middlefield or a Related Entity.

(b)    Promise of no raiding/hiring. The Participant promises and agrees that during the Restricted Period the Participant will not solicit or attempt to solicit and will not encourage or induce in any way any Participant, joint venturer, or business partner of Middlefield or a Related Entity to terminate an employment or contractual relationship with Middlefield or the Related Entity. The Participant agrees that the Participant will not hire any person employed by Middlefield or a Related Entity during the two-year period before the Participant’s employment termination with Middlefield or a Related Entity or any person employed by Middlefield or a Related Entity during the Restricted Period.

(c)    Promise of no disparagement. The Participant promises and agrees that during the Restricted Period the Participant will not cause statements to be made (whether written or oral) that reflect negatively on the business reputation of Middlefield or a Related Entity.

(d)    Acknowledgment and remedies. The Participant acknowledges and agrees that the provisions of this section 14 have been negotiated and carefully determined to be reasonable and necessary for the protection of Middlefield’s legitimate business interests. The Participant acknowledges and agrees that a violation of section 14 is likely to cause immediate and irreparable harm to Middlefield, requiring injunctive relief. If a breach or threatened breach by the Participant of any provision of this Stock Award Agreement occurs, Middlefield and its successors and assigns may without bond obtain an injunction restraining the Participant from violating the terms of this Stock Award Agreement, and also may institute an action against the Participant to recover damages from the Participant for the breach. These remedies for default or breach are in addition to any other remedy or form of redress provided under Ohio law. The parties acknowledge that the provisions of this section 14 survive termination of the employment relationship and are enforceable by Middlefield and its successors and assigns. The parties agree that if any of the provisions of this section 14 are deemed unenforceable by a court of competent jurisdiction, the unenforceable provisions may be stricken as independent clauses by the court in order to enforce the remaining territory restrictions and that the intent of the parties is to afford the broadest restriction on post-employment activities as set forth in this Stock Award Agreement. If Middlefield initiates legal action to enforce the provisions of this section 14 or to recover damages for the Participant’s violation of section 14 and if as a result of that legal action the Participant is held to have violated this section 14, the Participant must reimburse Middlefield for reasonable costs for enforcement of this section 14, including but not limited to attorneys’ fees.

(e)    Definitions:

(1)    “Restricted Period,” as used herein, means the 12-month period immediately after the Participant’s termination and/or separation of employment with Middlefield or a Related Entity, regardless of the reason for termination and/or separation. The Restricted Period shall be extended in an amount equal to any time period during which a violation of section 14 of this Stock Award Agreement is proven.

(2)    “Restricted Territory,” as used herein, means all of Geauga, Trumbull, Portage, Ashtabula, and Franklin Counties in Ohio and the area within a 25-mile radius of any banking office of Middlefield or a Related Entity, if the banking office exists on the date of the Participant’s employment termination.

1 For example, the promise of no solicitation applies if the Participant is conducting prohibited business in the Restricted Territory or if the entity with, for, or to whom the Participant is conducting prohibited business is located within the Restricted Territory.

(3)    “Customer,” as used herein, means any individual, joint venturer, entity of any sort, or other business partner of Middlefield or a Related Entity with, for, or to whom Middlefield or the Related Entity has provided Financial Products or Services during the last two years of the Participant’s employment with Middlefield or Related Entity, or any individual, joint venturer, entity of any sort, or business partner whom Middlefield or a Related Entity has identified as a prospective customer of Financial Products or Services within the last two years of the Participant’s employment with Middlefield or Related Entity.

(4)    “Financial Products or Services,” as used herein, means any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by Middlefield or a Related Entity on the date of the Participant’s employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking, or other products or services of the type the Participant was involved in during the Participant’s employment with Middlefield or a Related Entity.

(f)    Enforcement by successors. The provisions of this section are binding upon and enforceable by Middlefield and any successor to Middlefield, including any person acquiring directly or indirectly all or substantially all of the business, assets, or stock of Middlefield. The Participant’s consent is not necessary for any assignment or transfer of the rights and obligations of this section that occurs or is deemed to occur as the result of any person acquiring directly or indirectly all or substantially all of the business, assets, or stock of Middlefield.

IN WITNESS WHEREOF, Middlefield has caused this Stock Award Agreement to be executed by its duly authorized officer as of the date specified in section 2, and the Participant has duly executed this Stock Award Agreement as of the date specified in section 2 and consents to and approves all of its terms.

PARTICIPANT	MIDDLEFIELD BANC CORP.
an Ohio corporation

By:
Print Name:	Print Name:
Its:

Residence Address: